Exhibit 99.1

Contact:	Joel S. Marcus
Chairman/Chief Executive Officer
Alexandria Real Estate Equities, Inc.
(626) 578-9693

ALEXANDRIA REAL ESTATE EQUITIES, INC.

REPORTS FIRST QUARTER 2008

OPERATING AND FINANCIAL RESULTS

Highlights

First Quarter 2008:

•              First Quarter 2008 Funds from Operations (FFO) Per Share (Diluted) of $1.48, up 7%, Before Non-Cash Impairment Charges, Compared to First Quarter 2007 FFO Per Share (Diluted) of $1.38, Before Preferred Stock Redemption Charge

•              First Quarter 2008 Total Revenues up 16%, FFO Available to Common Stockholders up 16%, Before Non-Cash Impairment and Preferred Stock Redemption Charges, Compared to First Quarter 2007

•              First Quarter 2008 Earnings Per Share (Diluted) of $1.09, up 110%, Compared to First Quarter 2007 Earnings Per Share (Diluted) of $0.52

•              First Quarter 2008 GAAP Same Property Revenues Less Operating Expenses up 3.6%

•              Executed 48 Leases for 570,000 Rentable Square Feet

•              First Quarter 2008 GAAP Rental Rate Increase of 14.1% on Renewed/Released Space

•              Completed Redevelopment of Multiple Spaces at Five Properties Aggregating 103,267 Rentable Square Feet

•              Sold Six Properties for $70 Million at a Gain of $20 Million

•              Closed 7.00% Series D Cumulative Convertible Preferred Stock Offering with Net Proceeds of $242 Million

•              Closed Refinancing of $76 Million Secured Loan

PASADENA, CA. – May 8, 2008 – Alexandria Real Estate Equities, Inc. (NYSE: ARE) today announced operating and financial results for the first quarter ended March 31, 2008.

For the first quarter of 2008, we reported total revenues of $109,959,000 and FFO available to common stockholders of $46,976,000, or $1.48 per share (diluted), before non-cash impairment charges, compared to total revenues of $94,786,000 and FFO available to common stockholders of $40,345,000, or $1.38 per share (diluted), before a preferred stock redemption charge, for the first quarter of 2007.  Comparing the first quarter of 2008 to the first quarter of 2007, total revenues increased 16%, FFO available to common stockholders and FFO per share (diluted) increased 16% and 7%, respectively, before non-cash impairment and preferred stock redemption charges.  Our results for the first quarter of 2008 included non-cash impairment charges aggregating $6,635,000, or $0.21 per share (diluted), related to two assets “held for sale” and certain investments, and our results for the first quarter of 2007 included a preferred stock redemption charge of $2,799,000, or $0.10 per share (diluted).

FFO is a non-GAAP measure widely used by publicly traded real estate investment trusts.  A reconciliation of GAAP net income available to common stockholders to FFO available to common stockholders and FFO available to common stockholders after supplemental adjustments on both an aggregate and per share (diluted) basis, is included in the financial information accompanying this press release.  The primary reconciling item between GAAP net income available to common stockholders and FFO available to common stockholders is depreciation and amortization expense. Depreciation and amortization expense for the three months ended March 31, 2008 and 2007 was $25,810,000 and $23,518,000, respectively. Net income available to common stockholders for the first quarter of 2008 was $34,760,000, or $1.09 per share (diluted), compared to net income available to common stockholders of $15,108,000, or $0.52 per share (diluted), for the first quarter of 2007.  Net income available to common stockholders for the first quarter of 2008 included aggregate gains of $20,213,000 on sales of six properties and non-cash impairment charges aggregating $6,635,000 related to two assets “held for sale” and certain investments.  Net income available to common stockholders for the first quarter of 2007 included a gain on sale of one property of $1,121,000 and a preferred stock redemption charge of $2,799,000.

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ALEXANDRIA REAL ESTATE EQUITIES, INC. REPORTS FIRST QUARTER 2008 RESULTS

For the first quarter of 2008, we executed a total of 48 leases for approximately 570,000 rentable square feet of space at 31 different properties (excluding month-to-month leases).  Of this total, approximately 369,000 rentable square feet related to new or renewal leases of previously leased space and approximately 201,000 rentable square feet related to developed, redeveloped or previously vacant space.  Of the 201,000 rentable square feet, approximately 129,000 rentable square feet were delivered from our development or redevelopment programs, with the remaining approximately 72,000 rentable square feet related to previously vacant space.  Rental rates for these new or renewal leases were on average approximately 14.1% higher (on a GAAP basis) than rental rates for expiring leases.

During the first quarter of 2008, we sold one property located in the San Diego market with approximately 86,962 rentable square feet and five properties in the east bay area of the San Francisco Bay market aggregating approximately 272,730 rentable square feet. The aggregate sales price for the properties sold in the first quarter of 2008 was approximately $70 million.

As of March 31, 2008, approximately 89% of our leases (on a rentable square footage basis) were triple net leases, requiring tenants to pay substantially all real estate taxes and insurance, common area and other operating expenses, including increases thereto.  In addition, as of March 31, 2008, approximately 8% of our leases (on a rentable square footage basis) required the tenants to pay a majority of operating expenses.  Additionally, as of March 31, 2008, approximately 92% of our leases (on a rentable square footage basis) provided for the recapture of certain capital expenditures and approximately 94% of our leases (on a rentable square footage basis) contained effective annual rent escalations that were either fixed or indexed based on the consumer price index or another index.

Based on our current view of existing market conditions and certain current assumptions, our updated guidance for FFO per share (diluted) and earnings per share (diluted) is as follows:

	2008
FFO per share (diluted) (1)	$5.86	(1)
Earnings per share (diluted) (2)	$3.00	(2)
Non–cash impairment charges recognized in the first quarter of 2008	$0.21

(1)          Includes non–cash impairment charges aggregating $6,635,000, or $0.21 per share (diluted), related to assets “held for sale” and certain investments. Our updated guidance for 2008 FFO per share (diluted) after supplemental adjustments for the non-cash impairment charges is $6.07.

(2)          Includes non–cash impairment charges aggregating $6,635,000 and gains on sales of property aggregating $20,213,000.

Alexandria Real Estate Equities, Inc., Landlord of Choice to the Life Science Industry®, is the largest owner and preeminent first-in-class international real estate investment trust focused principally on science-driven cluster formation through the ownership, operation, management, redevelopment, selective development and acquisition of properties containing technical environments, including office/laboratory space.  Alexandria is the leading provider of high-quality environmentally sustainable real estate, technical infrastructure, services and capital to the broad and diverse life science industry.  Client tenants include institutional (universities and independent not-for-profit institutions), pharmaceutical, biotechnology, medical device, product, service, and translational entities, as well as government agencies.  Alexandria’s operating platform is based on the principle of “clustering,” with assets and operations located in key life science markets.  Our asset base approximates 13.3 million rentable square feet consisting of 159 properties approximating 11.7 million rentable square feet (including spaces undergoing active redevelopment) and properties undergoing ground-up development approximating 1.6 million rentable square feet.  In addition, our asset base will enable us to grow to approximately 22.3 million square feet through future ground-up development approximating 9.0 million square feet of office/laboratory space.

This press release contains forward-looking statements, including earnings guidance, within the meaning of the federal securities laws.  Actual results may differ materially from those projected in the forward-looking statements.  Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained in our Annual Report on Form 10-K and our other periodic reports filed with the Securities and Exchange Commission.

(Tables follow)

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Financial Information

(Dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2008	2007
Income statement data
Total revenues	$109,959	$94,786

Expenses
Rental operations	28,329	23,277
General and administrative	8,787	8,074
Interest	22,245	20,263
Depreciation and amortization	25,673	22,920
Non-cash impairment on investments	1,985	–
	87,019	74,534

Minority interest	951	907
Income from continuing operations	21,989	19,345

Income from discontinued operations, net	15,699	2,439

Net income	37,688	21,784

Dividends on preferred stock	2,928	3,877
Preferred stock redemption charge	–	2,799
Net income available to common stockholders	$34,760	$15,108

Weighted average shares of common stock outstanding
Basic	31,546,591	28,899,303
Diluted	31,801,945	29,299,733

Earnings per share – basic
Continuing operations (net of preferred stock dividends and preferred stock redemption charge)	$0.60	$0.44
Discontinued operations, net	0.50	0.08
Earnings per share – basic	$1.10	$0.52

Earnings per share – diluted
Continuing operations (net of preferred stock dividends and preferred stock redemption charge)	$0.60	$0.44
Discontinued operations, net	0.49	0.08
Earnings per share – diluted	$1.09	$0.52

(Continued on next page)

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Financial Information

(Unaudited)

Funds from Operations

Generally accepted accounting principles (“GAAP”) basis accounting for real estate assets utilizes historical cost accounting and assumes real estate values diminish over time.  In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets, the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) established the measurement tool of Funds From Operations (“FFO”).  Since its introduction, FFO has become a widely used non-GAAP financial measure among real estate investment trusts (“REITs”).  We believe that FFO is helpful to investors as an additional measure of the performance of an equity REIT.  We compute FFO in accordance with standards established by the Board of Governors of NAREIT in its April 2002 White Paper (the “White Paper”) and related implementation guidance, which may differ from the methodology for calculating FFO utilized by other equity REITs, and, accordingly, may not be comparable to such other REITs.  The White Paper defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

We also present FFO after supplemental adjustments which excludes non-cash impairment and preferred stock redemption charges.  FFO after supplemental adjustments differs from FFO established by NAREIT and may not be comparable to that of other REITs.  We believe FFO after supplemental adjustments provides a meaningful supplemental financial measure.

Neither FFO or FFO after supplemental adjustments should be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions.

The following table presents a reconciliation of net income available to common stockholders, the most directly comparable GAAP financial measure to FFO, and FFO after supplemental adjustments to funds from operations available to common stockholders and funds from operations available to common stockholders after supplemental adjustments for the three months ended March 31, 2008 and 2007 (in thousands, except per share data):

	Three Months Ended March 31, 2008	Three Months Ended March 31, 2007
Reconciliation of net income available to common stockholders to funds from operations available to common stockholders after supplemental adjustments
Net income available to common stockholders	$34,760	$15,108
Add: Depreciation and amortization (1)	25,810	23,518
Add: Minority interest	951	907
Subtract: Gain on sales of property (2)	(20,213)	(1,121)
Subtract: FFO allocable to minority interest	(967)	(866)
Funds from operations available to common stockholders	40,341	37,546
Add: Preferred stock redemption charge (3)	–	2,799
Add: Non-cash impairment charges (4)	6,635	–
Funds from operations available to common stockholders after supplemental adjustments	$46,976	$40,345
FFO per share (diluted) after supplemental adjustments
Basic	$1.49	$1.40
Diluted	$1.48	$1.38
Reconciliation of earnings per share (diluted) to FFO per share (diluted) after supplemental adjustments
Earnings per share (diluted)	$1.09	$0.52
Depreciation and amortization (1)	0.82	0.80
Minority interest	0.03	0.03
Gain on sales of property (2)	(0.64)	(0.04)
FFO allocable to minority interest)	(0.03)	(0.03)
FFO per share (diluted)	$1.27	$1.28
Preferred stock redemption charge (3)	–	0.10
Non-cash impairment charges (4)	0.21	–
FFO per share (diluted) after supplemental adjustments	$1.48	$1.38

(1)          Includes depreciation and amortization for assets “held for sale” reflected as discontinued operations (for the periods prior to when such assets were designated as “held for sale”).

(2)          Gain on sales of property relates to the disposition of six properties sold during the first quarter 2008 and one property sold during the first quarter of 2007. Gain on sales of property is included in the income statement in income from discontinued operations, net.

(3)          During the first quarter of 2007, we redeemed our 9.10% series B cumulative redeemable preferred stock.  Accordingly, in compliance with FASB Emerging Issues Task Force D-42 (“EITF Topic D-42”), we recorded a charge of $2,799,000, or $0.10 per share (diluted), in the first quarter of 2007 for costs related to the redemption of our series B preferred stock.

(4)          In March 2008, we recognized aggregate non-cash impairment charges of approximately $1,985,000 for other-than-temporary declines in the fair value of certain investments and non-cash impairment charges on two properties “held for sale” of approximately $4,650,000 related to an industrial building located in a suburban submarket south of Boston and an office building located in the San Diego market. The non-cash impairment charges on two properties “held for sale” are classified in income from discontinued operations, net.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Quarterly Supplemental Financial Information
(Dollars in thousands, except per share data)
(Unaudited)

	For the Three Months Ended
	3/31/2008	12/31/2007	9/30/2007	6/30/2007	3/31/2007
Operational data
Rental income	$82,156	$81,695	$76,970	$71,570	$71,038
Tenant recoveries	24,553	22,344	21,420	18,800	20,010
Other income	3,250	3,965	3,717	3,399	3,738
Total revenues (continuing operations) (a)	$109,959	$108,004	$102,107	$93,769	$94,786
Funds from operations per share (diluted) after supplemental adjustments (b)	$1.48	$1.46	$1.45	$1.42	$1.38
Dividends per share on common stock	$0.78	$0.78	$0.76	$0.76	$0.74
Dividend payout ratio (common stock) (c)	53.2%	53.9%	56.3%	53.8%	54.1%
Straight-line rent	$3,015	$4,615	$4,335	$2,617 (d)	$4,188
Capitalized interest	$17,262 (e)	$16,609	$15,035	$13,548	$10,844
Number of properties (f)
Acquired/added/completed during period	–	2	13	2	–
Sold/transferred (g)	(7)	(3)	(1)	(4)	(1)
At end of period	159	166	167	155	157
Rentable square feet (f)
Acquired/added/completed during period	–	404,986	994,024	104,312	–
Sold/transferred (g)	(475,976)	(92,927)	(37,000)	(375,112)	(75,500)
At end of period	11,691,497	12,167,473	11,855,414	10,898,390	11,169,190

	As of
Other data	3/31/2008	12/31/2007	9/30/2007	6/30/2007	3/31/2007
Number of shares of common stock outstanding	31,673,359	31,603,344	31,243,448	29,180,700	29,129,238
Closing price of common stock	$92.72	$101.67	$96.26	$96.82	$100.37
Debt to total market capitalization (h)
Total debt	$2,625,852	$2,787,904	$2,502,832	$2,274,269	$2,176,594
Less minority interest share of debt	(39,838)	(39,320)	(22,102)	(22,089)	(22,076)
Our share of total debt	2,586,014	2,748,584	2,480,730	2,252,180	2,154,518
Preferred stock	352,127	136,845	130,156	132,593	140,579
Common stock market capitalization	2,936,754	3,213,112	3,007,494	2,825,275	2,923,702
Total market capitalization	$5,874,895	$6,098,541	$5,618,380	$5,210,048	$5,218,799
Debt to total market capitalization	44.0%	45.1%	44.2%	43.2%	41.3%

(a)          The historical results above exclude the results of assets “held for sale” which have been reflected as discontinued operations.

(b)         See page 4 for a reconciliation of earnings per share (diluted) to FFO per share (diluted) and FFO per share (diluted) after supplemental adjustments.

(c)          Dividend payout ratio (common stock) is the ratio of the absolute dollar amount of dividends on our common stock (common stock shares outstanding on the respective record date multiplied by the related dividend per share) to funds from operations after supplemental adjustments for the respective quarter.

(d)         Includes a rental payment of approximately $1.4 million from one tenant, the U.S. Government, in the second quarter of 2007. Pursuant to Statement of Financial Accounting Standards No. 13, “Accounting for Leases,” rental payments due under this lease are recognized on a straight-line basis over the lease term.

(e)          As of March 31, 2008, assets for which capitalization of interest is required pursuant to Statement of Financial Accounting Standards No. 34, “Capitalization of Interest Cost” (“SFAS 34”), approximated $1.2 billion.  This amount is classified as properties undergoing development and redevelopment and land held for development on our balance sheet. As of March 31, 2008, the weighted average interest rate used in the calculation of capitalized interest required pursuant to SFAS 34 was approximately 5.69%. SFAS 34 requires the interest rate for capitalization to be based on applicable interest costs related to borrowings outstanding during the period, including the impact of interest rate swap agreements, debt premiums/discounts and amortization of loan fees.

(f)            Includes properties “held for sale” during the applicable periods such assets were “held for sale.” As of March 31, 2008, two properties aggregating approximately 74,304 rentable square feet were classified as “held for sale.”

(g)         During the first quarter of 2008, we sold six assets and transferred one property from operating assets to embedded future development opportunities. During the fourth quarter of 2007, we sold one asset and transferred two properties from operating assets to embedded future development opportunities. During the third quarter of 2007, we sold one asset located in the New Jersey/Suburban Philadelphia market and four land parcels to the Massachusetts Institute of Technology. During the second quarter of 2007, we sold one asset and transferred three properties from operating assets to embedded future development opportunities. During the first quarter of 2007, we sold one asset located in the Suburban Washington D.C. market.

(h)         Debt to total market capitalization is the ratio of our share of total debt (secured notes payable, unsecured line of credit and unsecured term loan and unsecured convertible notes) to total market capitalization. Total market capitalization is equal to outstanding shares of series C preferred stock and common stock multiplied by the related closing price at the end of each period presented, plus series D convertible preferred stock at liquidation value, plus our share of total debt.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Condensed Consolidated Balance Sheets

(In thousands)

	March 31,	December 31,
	2008	2007
	(Unaudited)
Assets
Rental properties, net	$3,079,288	$3,146,915
Properties undergoing development and redevelopment and land held for development	1,246,905	1,143,302
Cash and cash equivalents	7,654	8,030
Tenant security deposits and other restricted cash	65,612	51,911
Tenant receivables	8,853	6,759
Deferred rent	84,152	81,496
Investments	74,134	84,322
Other assets	118,447	119,359
Total assets	$4,685,045	$4,642,094

Liabilities and Stockholders’ Equity
Secured notes payable	$1,115,852	$1,212,904
Unsecured line of credit and unsecured term loan	1,050,000	1,115,000
Unsecured convertible notes	460,000	460,000
Accounts payable, accrued expenses and tenant security deposits	264,850	247,289
Dividends payable	27,772	27,575
Total liabilities	2,918,474	3,062,768

Minority interest	74,857	75,506

Stockholders’ equity:
Series C preferred stock	129,638	129,638
Series D convertible preferred stock	220,000	–
Common stock	317	316
Additional paid-in capital	1,374,451	1,365,773
Accumulated other comprehensive (loss) income	(32,692)	8,093
Total stockholders’ equity	1,691,714	1,503,820
Total liabilities and stockholders’ equity	$4,685,045	$4,642,094

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Debt
March 31, 2008
(Dollars in thousands)
(Unaudited)

Principal Maturities / Rates

	Secured Debt				Unsecured Debt
Year	Amount		Weighted Average Interest Rate		Amount
2008	$7,744		5.53%	(1)	$–
2009	284,617		5.52	(2)	–
2010	92,482		5.94	(2)	300,000	(3)
2011	183,380		5.80	(2)	750,000	(3)
2012	38,489		5.99	(2)	460,000	(4)
Thereafter	509,140		5.92	(2)	–
Total	$1,115,852	(5)			$1,510,000

Secured and Unsecured Debt Analysis

	Balance	Percentage of Balance	Weighted Average Interest Rate (6)	Weighted Average Maturity
Secured Debt	$1,115,852	42.5%	5.53%	4.6 Years
Unsecured Debt	1,510,000	57.5	4.85	3.4 Years
Total Debt	$2,625,852	100.0%	5.14%	3.9 Years

Fixed and Floating Rate Debt Analysis

	Balance	Percentage of Balance	Weighted Average Interest Rate (6)	Weighted Average Maturity
Fixed Rate Debt	$1,265,011	48.2%	5.17%	5.0 Years
Floating Rate Debt – Hedged	817,100	31.1	5.83	3.4 Years
Floating Rate Debt – Unhedged	543,741	20.7	4.04	2.1 Years
Total Debt	$2,625,852	100.0%	5.14%	3.9 Years

(1)	The weighted average interest rate is calculated based on outstanding debt as of March 31, 2008.
(2)	The weighted average interest rate is calculated based on outstanding debt as of December 31st of the year immediately preceding the year presented.
(3)

The unsecured line of credit matures in October 2010 and may be extended at our sole option for an additional one year period. The unsecured term loan matures in October 2011 and may be extended at our sole option for an additional one year period.

(4)

On or after January 15, 2012, we have the right to redeem our 3.70% unsecured convertible notes, in whole or in part, at any time from time to time, for cash equal to 100% of the principal amounts of the notes to be redeemed plus any accrued and unpaid interest to, but excluding, the redemption date. Holders of the notes may require us to repurchase their notes, in whole or in part, on January 15, 2012, 2017 and 2022 for cash equal to 100% of the principal amount of the notes to be purchased plus any accrued and unpaid interest to, but excluding, the repurchase date. Additional information regarding our unsecured convertible notes is contained in our Form 10-K filed with the Securities and Exchange Commission.

(5)	Includes minority interests’ share of scheduled principal maturities of approximately $39.8 million.
(6)

Represents the weighted average contractual interest rate plus the impact of debt premiums/discounts and our interest rate swap agreements. The weighted average interest rate excludes bank fees and amortization of loan fees. See page 8 for further details of our interest rate swap agreements.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Interest Rate Swap Agreements

March 31, 2008

(Dollars in thousands)

(Unaudited)

Transaction Dates	Effective Dates	Termination Dates	Interest Pay Rates (1)	Notional Amounts	Effective at March 31, 2008

December 2004	January 3, 2006	July 1, 2008	3.927%	$50,000	$50,000

June 2006	June 30, 2006	September 30, 2009	5.299	125,000	125,000

December 2003	December 29, 2006	October 31, 2008	5.090	50,000	50,000

December 2005	December 29, 2006	November 30, 2009	4.730	50,000	50,000

December 2005	December 29, 2006	November 30, 2009	4.740	50,000	50,000

December 2006	December 29, 2006	March 31, 2014	4.990	50,000	50,000

December 2006	January 2, 2007	January 3, 2011	5.003	28,500	28,500

April 2004	April 30, 2007	April 30, 2008	4.850	50,000	50,000

May 2005	June 29, 2007	June 30, 2008	4.400	50,000	50,000

December 2006	June 29, 2007	October 31, 2008	4.920	50,000	50,000

October 2007	October 31, 2007	June 30, 2008	4.458	50,000	50,000

October 2007	October 31, 2007	September 30, 2012	4.546	50,000	50,000

October 2007	October 31, 2007	September 30, 2013	4.642	50,000	50,000

May 2005	November 30, 2007	November 28, 2008	4.460	25,000	25,000

December 2005	January 2, 2008	December 31, 2010	4.768	50,000	50,000

February 2008	February 7, 2008	December 1, 2008	2.640	38,600	38,600

May 2005	June 30, 2008	June 30, 2009	4.509	50,000	–

June 2006	June 30, 2008	June 30, 2010	5.325	50,000	-

June 2006	June 30, 2008	June 30, 2010	5.325	50,000	-

October 2007	July 1, 2008	March 31, 2013	4.622	25,000	–

October 2007	July 1, 2008	March 31, 2013	4.625	25,000	–

June 2006	October 31, 2008	December 31, 2010	5.340	50,000	–

June 2006	October 31, 2008	December 31, 2010	5.347	50,000	–

May 2005	November 28, 2008	November 30, 2009	4.615	25,000	–

December 2006	November 30, 2009	March 31, 2014	5.015	75,000	–

December 2006	November 30, 2009	March 31, 2014	5.023	75,000	–

December 2006	December 31, 2010	October 31, 2012	5.015	100,000	–

Total					$817,100

(1)          The interest pay rates represent the interest rate we will pay for one month LIBOR under the respective interest rate swap agreement. These rates do not include any spread in addition to one month LIBOR that is due monthly as interest expense.

.ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Same Property Comparisons

(Dollars in thousands)

(Unaudited)

	GAAP Basis (1)			Cash Basis (1)
	Quarter Ended			Quarter Ended
	3/31/2008	3/31/2007	% Change	3/31/2008	3/31/2007	% Change
Revenue (2)	$82,957	$79,427	4.4%	$80,953	$75,679	7.0%
Operating expenses	21,813	20,404	6.9	21,813	20,404	6.9
Revenue less operating expenses	$61,144	$59,023	3.6%	$59,140	$55,275	7.0%

NOTE:  This summary represents operating data for all properties that were fully operating for the entire periods presented for the quarter periods (the “First Quarter Same Properties”).  Same property occupancy for the quarters ended March 31, 2008 and 2007 was 95.3% and 94.3%, respectively.  Properties undergoing redevelopment are excluded from same property results.

(1)

Revenue less operating expenses computed in accordance with GAAP is total revenue associated with the First Quarter Same Properties (excluding lease termination fees, if any) less property operating expenses.  Under GAAP, rental revenue is recognized on a straight-line basis over the respective lease terms.  Revenue less operating expenses on a cash basis is total revenue associated with the First Quarter Same Properties (excluding lease termination fees, if any) less property operating expenses, adjusted to exclude the effect of straight-line rent adjustments required by GAAP.  Straight-line rent adjustments for the quarters ended March 31, 2008 and 2007 for the First Quarter Same Properties were $2,004,000 and $3,748,000, respectively.  We believe that revenue less operating expenses on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent adjustments to rental revenue.

(2)

Fees received from tenants in connection with termination of their leases, if any, are excluded from revenue in the Summary of Same Property Comparisons. As of March 31, 2008, approximately 89% of our leases (on a square footage basis) were triple net leases, requiring tenants to pay substantially all real estate taxes and insurance, common area and other operating expenses, including increases thereto. In addition, as of March 31, 2008, approximately 8% of our leases (on a square footage basis) required the tenants to pay a majority of operating expenses.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Properties

(Dollars in thousands)

(Unaudited)

	March 31, 2008						December 31, 2007

	Number of	Rentable Square Feet			Annualized	Occupancy	Occupancy
	Properties	Operating	Redevelopment	Total	Base Rent (1)	Percentage (1) (2)	Percentage (3)
Markets
California – Los Angeles Metro	1	31,343	–	31,343	$696	70.8%	70.8%
California – San Diego	34	1,473,715	236,347	1,710,062	43,028	94.1	94.9
California – San Francisco Bay	17	1,457,444	21,216	1,478,660	55,964	96.9	95.8
Eastern Massachusetts	37	3,069,398	333,896	3,403,294	110,202	96.6	94.7
International – Canada	4	342,394	–	342,394	9,215	100.0	100.0
New Jersey/Suburban Philadelphia	8	441,504	–	441,504	9,176	96.6	96.6
Southeast	12	597,775	60,631	658,406	11,074	89.5 (4)	86.0 (4)
Suburban Washington D.C.	31	2,431,630	68,138	2,499,768	47,823	91.0	90.1
Washington – Seattle	13	1,040,471	11,291	1,051,762	31,127	97.3	97.2
Total Properties (Continuing Operations)	157	10,885,674	731,519	11,617,193	$318,305	94.8%	93.8%

(1)

Excludes spaces at properties totaling approximately 731,519 rentable square feet undergoing a permanent change in use to office/laboratory space through redevelopment and two properties totaling approximately 74,304 rentable square feet that are classified as “held for sale.”

(2)

Including spaces undergoing a permanent change in use to office/laboratory space through redevelopment, occupancy as of March 31, 2008 was 88.8%. See page 14 for additional information on our redevelopment program.

(3)

Excludes spaces at properties totaling 774,519 rentable square feet undergoing a permanent change in use to office/laboratory space through redevelopment and two properties totaling approximately 136,399 rentable square feet that are classified as “held for sale.” Including spaces undergoing a permanent change in use to office/laboratory space through redevelopment, occupancy as of December 31, 2007 was 87.8%. See page 14 for additional information on our redevelopment program.

(4)	Substantially all of the vacant space is office or warehouse space.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Leasing Activity

For the Quarter Ended March 31, 2008

						TI’s/Lease
		Rentable			Rental	Commissions	Average
	Number	Square	Expiring	New	Rate	Per	Lease
	of Leases	Footage	Rates	Rates	Changes	Square Foot	Terms
Leasing Activity
Lease Expirations
Cash Basis	44	633,450	$25.96	–	–	–	–
GAAP Basis	44	633,450	$24.91	–	–	–	–

Renewed/Released Space Leased
Cash Basis	21	369,312	$26.55	$28.58	7.6%	$5.81	3.3 years
GAAP Basis	21	369,312	$25.11	$28.64	14.1%	$5.81	3.3 years

Developed/Redeveloped/Vacant Space Leased
Cash Basis	27	201,098	–	$31.65	–	$6.57	4.2 years
GAAP Basis	27	201,098	–	$31.89	–	$6.57	4.2 years

Month-to-Month Leases in Effect
Cash Basis	14	81,463	$20.19	$20.16	–	–	–
GAAP Basis	14	81,463	$19.97	$20.16	–	–	–

Leasing Activity Summary
Excluding Month-to-Month Leases
Cash Basis	48	570,410	–	$29.66	–	$6.07	3.6 years
GAAP Basis	48	570,410	–	$29.79	–	$6.07	3.6 years

Including Month-to-Month Leases
Cash Basis	62	651,873	–	$28.47	–	–	–
GAAP Basis	62	651,873	–	$28.58	–	–	–

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Lease Expirations

March 31, 2008

Year of Lease Expiration	Number of Leases Expiring		Rentable Square Footage of Expiring Leases		Percentage of Aggregate Leased Square Feet	Annualized Base Rent of Expiring Leases (per rentable square foot)

2008	50	(1)	505,873	(1)	4.9%	$23.	41
2009	66		846,012		8.2	25.	04
2010	53		979,355		9.5	28.	58
2011	64		1,706,734		16.5	27.	78
2012	60		1,410,349		13.7	34.	23

	Rentable Square Footage of Expiring Leases
Markets	2008		2009

California – Los Angeles Metro	4,006		4,354
California – San Diego	78,503		203,464
California – San Francisco Bay	78,567		104,476
Eastern Massachusetts	187,026		126,242
International – Canada	–		–
New Jersey/Suburban Philadelphia	40,000		21,000
Southeast	22,440		87,015
Suburban Washington D.C.	74,688		265,525
Washington – Seattle	20,643		33,936

Total	505,873	(1)	846,012

(1)          Includes 14 month-to-month leases for approximately 81,000 rentable square feet.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Additions and Dispositions of Properties

For the Quarter Ended March 31, 2008

(Dollars in thousands)

	Acquisition	Month of	Rentable
Markets	Amount	Acquisition	Square Feet

Additions to Operating Properties:

None

	Acquisition	Month of	Developable
Markets	Amount	Acquisition	Square Feet

Additions to Land:

None

	Disposition		Month of	Rentable
Markets	Amount		Disposition	Square Feet

Dispositions:

California – San Diego	$23,250		January	86,962
California – San Francisco Bay	46,400	(1)	February/March	272,730
	$69,650			359,692

(1)      Represents sale of five properties in the east bay area of the San Francisco Bay market.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Square Footage Undergoing Redevelopment
March 31, 2008

Markets/Submarkets	Placed in Redevelopment	Estimated In-Service Dates	Estimated Investment Per Square Foot	Square Footage Undergoing Redevelopment/ Total Property	Status

California – San Diego	2006	2008	$80-100	29,660 / 29,660	Construction

California – San Diego/Sorrento	2006	2008	$70-80	21,464 / 30,147	Construction

California – San Diego/Torrey Pines	2004	2009	$100-120	87,140 / 87,140	Construction (1)

California – San Diego/Torrey Pines	2006	2009	$80-100	43,600 / 43,600	Construction

California – San Diego/Torrey Pines	2007	2009	$80-100	15,259 / 107,709	Construction

California – San Diego/Torrey Pines	2007	2009	$80-100	39,224 / 76,084	Construction

California – San Francisco Bay/Peninsula	2007	2008	$80-100	21,216 / 82,712	Construction

Eastern Massachusetts/Cambridge	2006	2008/2009	$120-175	124,075 / 177,101	Design/Construction

Eastern Massachusetts/Cambridge	2007	2009	$100-130	73,776 / 369,831	Design/Demolition

Eastern Massachusetts/Suburban	2007	2009	$100-120	23,000 / 38,000	Construction

Eastern Massachusetts/Suburban	2007	2009	$70-80	113,045 / 113,045	Redesign/Construction

Southeast/Florida	2006	2008	$80-100	44,238 / 45,841	Construction

Southeast/Research Triangle Park	2007	2008	$100-120	16,393 / 77,395	Design/Construction

Suburban Washington D.C./Gaithersburg	2008	2008	$40-50	15,504 / 44,464	Construction

Suburban Washington D.C./Shady Grove	2007	2009	$70-80	52,634 / 125,004	Construction

Washington – Seattle	2007	2008	$125-150	11,291 / 32,279	Construction

				731,519 / 1,480,012

Our redevelopment program involves ongoing activities necessary for the permanent change of use of applicable redevelopment space to office/laboratory space. Spaces currently built out with laboratory improvements are generally not placed into our value-add redevelopment program. As required under GAAP, interest and other costs directly related and essential to the project are capitalized on redevelopment properties on the basis allocable only to that portion of space undergoing redevelopment. In addition to properties undergoing redevelopment, as of March 31, 2008, our asset base contained embedded opportunities for future permanent change of use to office/laboratory space through redevelopment aggregating approximately 1,699,000 rentable square feet. See Summary of Embedded Future Development and Redevelopment Square Footage on page 16.

(1)

This project also includes site work and a multi-story below and above ground parking structure to support both the existing building undergoing redevelopment and an additional building targeted for development in the future.  The entitlement process for this project was completed in early 2007.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Properties Undergoing Ground-Up Development
March 31, 2008

		Construction	Estimated	Estimated	Rentable
	Building	Start	In-Service	Investment	Square
Markets/Submarkets	Descriptions	Dates	Dates	Per Square Foot (1)	Feet		Status

California – San Francisco Bay/Mission Bay	One Multi-tenant Bldg.	2007	2010	$350	158,000		Construction

California – San Francisco Bay/So. San Francisco	Two Bldgs., Single or Multi-tenant	2006	2009	$350	162,000		Construction

California – San Francisco Bay/So. San Francisco	One Single or Multi-tenant Bldg.	2006	2009	$350	135,000		Construction

International – China	Two Bldgs., Single or Multi-tenant	2007	2009	$45	280,000		Construction

New York – New York City	Two Multi-tenant Bldgs.	2007	2010/2011	$500	725,000	(2)	Construction

Washington – Seattle	One Single or Multi-tenant Bldg.	2007	2010	TBD	115,000		Site Work

Total Properties Undergoing Ground-Up Development (1)					1,575,000

In accordance with Statement of Financial Accounting Standards No. 34, “Capitalization of Interest Cost” (“SFAS 34”) and Statement of Financial Accounting Standards No. 67, “Accounting for Costs and Initial Rental Operations of Real Estate Projects” (“SFAS 67”), we are required to capitalize direct construction, including pre-construction costs, interest, property taxes, insurance and other costs directly related and essential to the construction of a project while activities are ongoing to prepare an asset for its intended use. Pre-construction costs include costs related to the development of plans and the process of obtaining entitlements and permits from government authorities. Costs incurred after a project is substantially complete and ready for its intended use are expensed as incurred. Should development, redevelopment or construction activity cease, construction costs, including interest, would no longer be eligible for capitalization, under SFAS 34 and SFAS 67, and would be expensed as incurred.

(1)	Our aggregate construction costs to date approximate $121 per developable square foot. Amount excludes our investment per square foot in land.
(2)

In addition, we have the right to develop an additional parcel with approximately 442,000 rentable square feet. This square footage is not included in the embedded developable square footage shown on page 16.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Embedded Future Development and Redevelopment Square Footage
March 31, 2008

	Embedded Future Development
Markets	Development/ Pre-construction Square Footage (1)	Total Embedded Development Square Footage		Embedded Future Redevelopment Square Footage	Total

California – San Diego	298,000	443,000		228,000	671,000

California – San Francisco Bay/Mission Bay	2,386,000	2,386,000		–	2,386,000

California – San Francisco Bay/So. San Francisco	549,000	921,000		25,000	946,000

Eastern Massachusetts	2,050,000	2,275,000		589,000	2,864,000

International – Canada	763,000	827,000		–	827,000

Suburban Washington D.C.	425,000	787,000		472,000	1,259,000

Washington – Seattle	206,000	843,000		135,000	978,000

Other	176,000	516,000		250,000	766,000

Total	6,853,000	8,998,000	(2)	1,699,000	10,697,000

The embedded future development and redevelopment square footage shown above represents future ground-up development projects and future redevelopment (permanent change in use of applicable space to office/laboratory space) projects. A significant portion of our embedded future development square footage is in the development/pre-construction phase (entitlement, permitting, design, etc.). See discussion on SFAS 34 and SFAS 67 on page 15. Commencement of construction will depend on numerous factors, including the successful completion of development/pre-construction activities and management’s assessment of overall market conditions. As required under GAAP, direct construction, interest, property taxes, insurance and other costs directly related and essential to the development/pre-construction, or construction of a project, is mandated to be capitalized during pre-construction when activities are ongoing to bring these assets to their intended use.

(1)	Development/pre-construction square footage is included in Embedded Future Development -Total Embedded Development Square Footage shown above.
(2)

In addition, we have the right to develop an additional parcel with approximately 442,000 rentable square feet. This square footage is not included in the embedded developable square footage shown above.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Capital Costs
For the Quarter ended March 31, 2008

(In thousands)

Property-related capital expenditures (1)	$500

Leasing costs (2)	$238

Property-related costs (3)	$116,541

(1)

Property-related capital expenditures include all major capital and recurring capital expenditures except capital expenditures that are recoverable from tenants, revenue-enhancing capital expenditures, or costs related to the redevelopment of a property. Major capital expenditures consist of roof replacements and HVAC systems which are typically identified and considered at the time the property is acquired. Capital expenditures fluctuate in any given period due to the nature, extent or timing of improvements required and the extent to which they are recoverable from tenants. Approximately 92% of our leases (based on rentable square feet) provide for the recapture of certain capital expenditures (such as HVAC systems maintenance and/or replacement, roof replacement and parking lot resurfacing). In addition, we implement an active preventative maintenance program at each of our properties to minimize capital expenditures.

(2)	Leasing costs consist of tenant improvements and leasing commissions related to leasing of acquired vacant space and second generation space.

(3)	Amount includes leasing costs related to development and redevelopment projects.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Conference Call Information

For the First Quarter Ended March 31, 2008

Alexandria Real Estate Equities, Inc. will be hosting a conference call to discuss its operating and financial results for the first quarter ended March 31, 2008:

Date:	May 9, 2008

Time:	2:00 P.M. Eastern Daylight Time/11:00 A.M. Pacific Daylight Time

Phone Number:	(719) 325-4812

Confirmation Code:	6328049